UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2007

Palm, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29597	94-3150688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

950 W. Maude Avenue, Sunnyvale, California	94085
(Address of principal executive offices)	(Zip Code)

(408) 617-7000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Palm, Inc. is pleased to announce that R. Scott Mercer has decided to remain on our board of directors following the closing of the transaction with Elevation Partners. We previously announced on June 4, 2007 that in connection with the transaction with Elevation Partners, Eric Benhamou and R. Scott Mercer would be resigning from the board of directors.

On August 28, 2007, we received a letter from Bruce Dunlevie indicating that he was resigning from the board of directors effective upon the closing of the transaction with Elevation Partners. The departures of Mr. Benhamou and Mr. Dunlevie will enable Fred Anderson and Roger McNamee, managing directors and co-founders of Elevation Partners, and Jonathan Rubinstein to join the board of directors upon the closing of the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PALM, INC.

Date: September 4, 2007	/s/ Mary E. Doyle
Mary E. Doyle
Senior Vice President, General Counsel and Secretary